Exhibit 4.1
COMMON STOCK COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP 21924P 10 3 THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE PER SHARE, OF CORNERSTONE THERAPEUTICS INC. (herein called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Delaware and all of the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation, as amended from time to time, to which the holder by the acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
JT TEN	–	as joint tenants with right of		under Uniform Gifts to Minors Act
survivorship and not as

		tenants in common		(State)
Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED,                                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

Shares
of the Common Stock evidenced by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the Corporation with full power of substitution in the premises.
DATED

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
     Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706
711 ARMSTRONG LANE	PROOF OF: OCTOBER 29, 2008
COLUMBIA, TENNESSEE 38401	CORNERSTONE THERAPEUTICS INC.
(931) 388-3003	TSB 31374 BK

SALES: CHARLES SHARKEY 302-731-7088	OPERATOR: AP

7 / LIVE JOBS / C / 31374 CORNERSTONE BK	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:        OK AS IS    OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF